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                                                                      Exhibit 21


2

                           SUBSIDIARIES OF THE COMPANY


List of Subsidiaries of Company

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

Artificial Life Schweiz, AG......................  Switzerland

Artificial Life Rus Limited......................  Russia

Artificial Life Deutschland Akriengesellschaf....  Germany

Artificial Life USA, Inc.........................  Delaware

Artificial Life Mobile Computing, Inc............  Delaware

Artificial Life Ventures, Inc....................  Delaware

Artificial Life Asia Limited.....................  Hong Kong